UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 15, 2011

Net Element, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51108	20-0715816
(State or other jurisdiction of	(Commission	(I.R.S. Employer Identification No.)
incorporation or organization)	File Number)

1450 S. Miami Avenue Miami, Florida	33130
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (305) 507-8808

___________________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Defined Terms

Net Element, Inc. is a corporation organized under the laws of the State of Delaware. As used in this report, unless the context otherwise requires, the terms “Net Element,” “Company,” “we,” “us,” “our” and “group” refer to Net Element, Inc. and, as applicable, its majority-owned and consolidated subsidiaries.

Forward-Looking Statements

This report contains forward-looking statements that reflect the current views of our management with respect to future events. Forward-looking statements generally are identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “aims,” “plans,” “will,” “will continue,” “seeks” and similar expressions. Forward-looking statements are based on current plans, estimates and projections, and therefore you should not place too much reliance on them. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement in light of new information or future events, although we intend to continue to meet our ongoing disclosure obligations under the U.S. securities laws and under other applicable laws. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. We caution you that a number of important factors could cause actual results or outcomes to differ materially from those expressed in, or implied by, the forward-looking statements. These factors include, among other factors: the development and acceptance of our technology and its applications, attracting and retaining competent management and other personnel, successful implementation of our business strategy, and successful integration and promotion of businesses developed or acquired.  If these or other risks and uncertainties (including those described in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the U.S. Securities and Exchange Commission) materialize, or if the assumptions underlying any of these statements prove incorrect, our actual results may be materially different from those expressed or implied by such statements.

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Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Richard Lappenbusch as President and Chief Operating Officer of the Company and Future Appointment to Board of Directors

Net Element, Inc. (OTCBB: NETE), an online media and technology company, currently operating several online media websites in the film, motorsport and emerging music talent markets, announced that it had appointed Richard Lappenbusch as its President and Chief Operating Officer effective as of February 15, 2011.

Mr. Lappenbusch is an accomplished media and technology executive with twenty years of experience in strategic development, product development, intellectual property planning, digital facility operations design and management, technical policy development, and Internet, web and cloud computing services.

Over the course of his career, Mr. Lappenbusch has been a key player in providing products and services in the broadcast, cable, film, Internet, media, software and web services industries.  Prior to joining the Company, Mr. Lappenbusch was Founder and Managing Partner of Novus Ordo LLC, a professional media and technology consulting company from 2009 through 2011.  From 1993 to 2009, Mr. Lappenbusch held various positions with Microsoft Corporation and its affiliated companies, including Director of Global Foundation Services, managing the business and service units of a cloud computing services group; Director of Microsoft Entertainment & Devices, responsible for analysis of business interests relating to video-on-demand, advertising and subscription services business models; and Director of Strategic Planning of Microsoft Windows, managing strategic planning of the Windows Client Operating System. From 1999 to 2000, Mr. Lappenbusch was Director of Monitoring, Reporting and Analysis at MSN, where he was responsible for product development focusing on global Internet user monitoring and reporting services. From 1996 to 1999, Mr. Lappenbusch was Director of Operations at MSNBC Interactive News, LLC, a joint venture of GE’s NBC business unit and Microsoft Corporation, where he was instrumental in building the Internet operations unit for news production and distribution. From 1993 to 1995, Mr. Lappenbusch was Lead Program Manager at Microsoft Research, responsible for designing and developing interactive television post-production facilities and services.  Mr. Lappenbusch has driven and contributed to industry initiatives, interoperability standards and strategic plans.  His broad knowledge base, hands-on experience and successful accomplishments will be invaluable assets to Net Element and its portfolio of companies.

Mr. Lappenbusch received his Master’s degree from New York University’s Tisch School of the Arts in Interactive Telecommunications, and his Bachelor of Science degree from the University of Redlands in Business Administration. He has earned the Competitive Intelligence Professional designation and is a Member of the Society of Competitive Intelligence Professionals.

In connection with Mr. Lappenbusch’s appointment as President and COO, the Board of Directors also authorized an annual salary of $300,000 and a bonus of $100,000 ($50,000 to be awarded on December 31, 2011 provided Mr. Lappenbusch is then employed with the Company and $50,000 to be awarded at the discretion of the Board of Directors). Additionally, the Board granted Mr. Lappenbusch 6,100,000 shares of restricted common stock vesting as follows: 100,000 shares on February 15, 2012; 4,000,000 shares vesting semi-annually over a three-year period from the date of grant; and 2,000,000 shares upon the Company achieving $20,000,000 in aggregate gross revenues (other than through acquisitions). All unvested shares of common stock are subject to repurchase by the Company for an aggregate of $1.00 in the event of termination of employment in certain circumstances. Additionally, vesting will be accelerated upon the occurrence of an extraordinary transaction that results in a change in control of the Company. Additionally, the Company paid a signing bonus of $37,000 to cover relocation and housing expenses.

In addition, upon the Company attaining $20,000,000 in aggregate gross revenues (other than through acquisitions), Mr. Lappenbusch’s appointment to the Board of Directors will become effective.

The Board of Directors believes that Mr. Lappenbusch’s extensive business and operating experience, knowledge of the Company’s industry, and track record of success, will make him a valuable member of the executive team and, ultimately, the Board.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.37	Offer Letter dated February 13, 2011 between the Company and Richard Lappenbusch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Net Element, Inc.

Date: February 22, 2011	By:	/s/ Jonathan New
Name: Jonathan New
Title: Chief Financial Officer

EXHIBIT INDEX

10.37	Offer Letter dated February 13, 2011 between the Company and Richard Lappenbusch.